UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2005

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2005, H.B. Fuller Company (the “Company”) entered into a new $125 million Credit Agreement with a consortium of financial institutions, JP Morgan Chase Bank N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, and ABN AMRO Bank N.V., Bank of America, N.A. and Bank of Tokyo-Mitsubishi Ltd., as Co-Documentation Agents (the “Credit Agreement”). The Credit Agreement creates an unsecured multi-currency revolving credit facility that the Company can draw upon for general corporate purposes. The Credit Agreement also contains an accordion feature, which allows the Company to increase the aggregate credit facility size to up to $250 million. The Credit Agreement replaces the Company’s existing revolving credit facilities and expires on December 14, 2010. The Credit Agreement allows the Company to borrow at interest rates that vary based on, at the Company’s option, (1) a spread over LIBOR or (2) a base rate that is the higher of the prime rate or one-half of one percent above the federal funds rate. The interest rate spread over LIBOR is determined by the Company’s debt rating.

The Credit Agreement contains covenants that are customary for similar credit arrangements, including covenants relating to financial reporting and notification, payment of indebtedness, taxes and other obligations, and compliance with applicable laws. There are also financial covenants that require the Company to maintain an interest coverage ratio (defined as the ratio of Consolidated EBITDA to Consolidated Interest Expense for the period of the four most recent consecutive fiscal quarters) of at least 2.5 to 1.0 and a leverage ratio (defined as the ratio of Consolidated Total Indebtedness to Consolidated EBITDA for the period of the four most recent consecutive fiscal quarters) of no greater than 3.5 to 1.0. The Credit Agreement also imposes certain customary limitations and requirements on the Company with respect to the incurrence of indebtedness and liens, investments, mergers, acquisitions and dispositions of assets.

Amounts due under the Credit Agreement may be accelerated upon an Event of Default as defined in the Credit Agreement, such as breach of a representation, covenant or agreement of the Company or the occurrence of bankruptcy, if not otherwise waived or cured.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference. Also, the Company’s press release dated December 14, 2005, is furnished as Exhibit 99.1 and incorporated by reference in this Current Report on Form

8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated December 14, 2005, among H.B. Fuller Company and JP Morgan Chase Bank N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, and ABN AMRO Bank N.V., Bank of America, N.A. and Bank of Tokyo-Mitsubishi Ltd., as Co-Documentation Agents.

99.1	Press release of H.B. Fuller Company dated December 14, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 14, 2005

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan General Counsel and Corporate Secretary

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated December 14, 2005, among H.B. Fuller Company and JP Morgan Chase Bank N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, and ABN AMRO Bank N.V., Bank of America, N.A. and Bank of Tokyo-Mitsubishi Ltd., as Co-Documentation Agents.

99.1	Press release of H.B. Fuller Company dated December 14, 2005.